Exhibit 1.5

JOHN DEERE CAPITAL CORPORATION

JDCC InterNotes®

Due Nine Months or More from Date of Issue

AMENDMENT TO DISTRIBUTION AGREEMENT

Reference is made to the Distribution Agreement dated as of February 26, 2009, as amended by the Assignment and Acceptance Agreement dated as of August 12, 2009, an amendment dated as of April 21, 2011, an amendment dated as of April 17, 2014, an amendment dated as of April 7, 2017, an amendment dated as of April 6, 2020 and an amendment dated as of May 23, 2023 (together, the “Distribution Agreement) between John Deere Capital Corporation (the “Company”), InspereX LLC (formerly InCapital LLC) (the “Purchasing Agent”) and BofA Securities, Inc. (formerly Merrill Lynch, Pierce, Fenner & Smith Incorporated) (the “Agent”). The Company, the Purchasing Agent and the Agent agree as follows:

(1)All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Distribution Agreement.

(2)The Distribution Agreement is hereby amended (“Amendment”) as follows:

(a)to revise the definition of “Registration Statement” to refer to the automatic registration statement on Form S-3 ASR (Registration Statement No. 333-295908) filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 14, 2026.

(3)The Notes will be subject to the same terms and conditions as applicable to the Notes immediately prior to this amendment.

(4)Each of the Company, the Purchasing Agent and the Agent hereby acknowledges receipt of this Amendment.

(5)This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

(6)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 14th day of May, 2026.

JOHN DEERE CAPITAL CORPORATION

By:	/s/ Brent Norwood
Name: Brent Norwood
Title: Senior Vice President

InspereX LLC

By:	/s/ Michael Reichart
Name: Michael Reichart
Title: Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Christopher Cote
Name: Christopher Cote
Title: Managing Director